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                                                                      EXH. 10.70


                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                                 STEVEN J. HEYER
                       NONQUALIFIED STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                   2004 LONG-TERM INCENTIVE COMPENSATION PLAN

            Starwood Hotels & Resorts Worldwide, Inc., a corporation organized under the laws of Maryland (the "Company"), has granted to the individual (the "Optionee") named in the award notification attached hereto as Appendix A (the "Award Notification") as of the grant date set forth in the Award Notification (the "Option Date"), pursuant to the provisions of the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan (the "Plan"), a Nonqualified Stock Option (the "Option") to purchase from the Company that number of Shares and at the Option Price per Share set forth in the Award Notification upon and subject to the terms and conditions set forth below and the terms and conditions set forth in the Plan. References to employment by the Company shall include employment by of a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Plan.

            1. Option Subject to Acceptance of Agreement.

            The Option may not be exercised unless the Optionee shall accept this Agreement by executing the Award Notification in the space provided therefor and returning the original execution copy of the Award Notification to the Company.

            2. Time and Manner of Exercise of Option.

            2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the eighth anniversary of the Option Date (the "Expiration Date").

            2.2. Exercise of Option. (a) The Option shall become exercisable pursuant to the vesting schedule set forth in the attached Award Notification. After the Option has become exercisable, subject to termination of the Option pursuant to the terms of this Agreement or the Plan, the Option may be exercised in the manner prescribed by Section 2.3 with respect to all or any portion of the Shares with respect to which the Option has become exercisable but has not yet been exercised.

                        (b) If the Optionee's employment by the Company terminates by reason of Disability or death of the Optionee, the Option shall be fully exercisable with respect to all of the Shares subject to the Option on the date of Disability or death and may thereafter be exercised by the Optionee, the Optionee's Legal Representative or Permitted Transferee, as the case may be, until the earlier of (i) the third anniversary of the date of Executive's termination of employment by reason of Disability or death, and (ii) the Expiration Date. The foregoing notwithstanding, in the case of termination as a result of Disability, during the one-year period beginning from the date of Disability, all vested but
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unexercised Options held by Optionee will be canceled in the event Optionee accepts any employment (including, but not limited to, a position that is substantially comparable to a position the Optionee held with the Company), any assignment, any position of responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest therein does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Optionee's participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts or the marketing and selling of vacation ownership interests in each such case in a (i) state within 500 miles of the Optionee's last (or immediately prior) worksite for the Company, (ii) the country in which the Optionee worked for the Company, (iii) in any other country in which the Company does any of the enumerated acts, or (iv) in any other country of the world.

            (c) If the Optionee's employment by the Company is terminated by the Company for Cause, the Option, whether or not then exercisable, shall terminate automatically on the effective date of the Optionee's termination of employment or service.

            (d) If the Optionee's employment with the Company terminates because of voluntary resignation by the Optionee without "Good Reason", the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee, the Optionee's Legal Representative or Permitted Transferee until and including the earlier to occur of (i) the date which is thirty days after the effective date of the Optionee's termination of employment by voluntary resignation, and (ii) the Expiration Date.

            (e) If the Optionee's employment with the Company terminates because of Retirement, the Option shall continue to vest as set forth in this Award Agreement and the Optionee may exercise any vested portion of the Option up until and including the earlier to occur of (i) the fifth anniversary of the Optionee's effective date of Retirement, and (ii) the Expiration Date; provided, however, that any unvested portion of an Option not exercised by the fifth anniversary of the Optionee's effective date of Retirement shall be canceled. The foregoing notwithstanding, during the three-year period beginning from the date of Retirement, all vested but unexercised Options and all unvested Options held by Optionee will be canceled in the event Optionee accepts any employment (including, but not limited to, a position that is substantially comparable to a position the Optionee held with the Company), any assignment, any position of responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest therein does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Optionee's participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts or the marketing and selling of vacation ownership

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interests in each such case in a (i) state within 500 miles of the Optionee's last (or immediately prior) worksite for the Company, (ii) the country in which the Optionee worked for the Company, (iii) in any other country in which the Company does any of the enumerated acts, or (iv) in any other country of the world.

            (f) If the Optionee's employment with the Company terminates because of Optionee's resignation for "Good Reason" or by the Company without Cause, the Option shall be fully exercisable with respect to all of the Shares subject to the Option on the date of termination of employment and may thereafter be exercised by the Optionee, the Optionee's Legal Representative or Permitted Transferee, as the case may be, until the earlier of (i) the third anniversary of the date of Executive's termination of employment, and (ii) the Expiration Date.

            (g) If the Optionee dies during the thirty-day period following voluntary resignation by the Optionee, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferee until and including the earlier to occur of (i) the date which is thirty days after the date of death and (ii) the Expiration Date. If the Optionee dies during the five-year period following termination of employment or service by reason of Retirement, the Option shall be fully exercisable with respect to all of the Shares subject to the Option on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferee until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

            (h) Notwithstanding anything to the contrary contained herein, in the event that Optionee's employment with the Company terminates at the end of the employment term by reason of the Company providing a notice of non-renewal pursuant to Section 2.1 of Optionee's employment agreement with the Company, the Option shall be fully exercisable with respect to all of the Shares subject to the Option on the date of termination of employment and may thereafter be exercised by the Optionee, the Optionee's Legal Representative or Permitted Transferee, as the case may be, until the earlier of (i) the third anniversary of the date of Executive's termination of employment, and (ii) the Expiration Date.

            2.3. Method of Exercise and Payment. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving oral, written or electronic notice to the Company or its designated representative specifying the number of whole Shares to be purchased and payment therefor in full on or prior to the Payment Date (as defined below) either (i) in cash or its equivalent, (ii) by tendering previously owned whole Shares (or delivering a certification or attestation of ownership of such Shares) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price for the Shares being purchased pursuant to such exercise (which the Optionee has held for at least six months prior to the delivery of such Shares and for which the Optionee has good title, free and clear of all liens and encumbrances), (iii) in a combination of (i) and (ii), or (iv) by means of a cashless exercise as permitted under Federal Reserve Board's Regulation T and using a

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broker-dealer acceptable to the Company and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove an election pursuant to any of clauses (ii) - (iv). Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Share shall be delivered until the full purchase price therefor has been paid. "Payment Date" shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

            2.4 Termination of Option. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, at 5:00 p.m. New York time, on the Expiration Date. In no event may the Option be exercised after it terminates as set forth in this Section 2.4.

            3. Additional Terms and Conditions of Option.

            3.1 Nontransferability of Option. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, during the Grantee's lifetime the Option is exercisable only by the Optionee or the Grantee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

            3.2. Withholding Taxes. (a) As a condition precedent to the delivery of Shares upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

            (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.2(a), (2) delivery to the Company of previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first

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arises in connection with the Option (the "Tax Date"), equal to the Required Tax
Payments, (3) by having the Company withhold Shares having a Fair Market Value as of the Tax Date equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company pursuant to a cashless exercise permitted by Federal Reserve Board's Regulation T or (5) any combination of (1)
- (3). The Committee shall have the sole discretion to disapprove of an election pursuant to any of clauses (1), (2), (4) or (5). Shares to be delivered to or withheld by the Company may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full.

            3.3 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee; provided that the number of Shares subject to the Option shall always be a whole number. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

            3.4. Change in Control. In the event of a Change in Control, unless otherwise prohibited under applicable laws or by the rules and regulations of any governmental agencies or national securities exchange, the Option shall become immediately exercisable and shall remain exercisable throughout the remainder of its term. The Committee shall determine whether a Change in Control has occurred and such determination shall be conclusive and binding upon the Company and the Optionee.

            3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. As a further condition precedent to any exercise of the Option, the Optionee (1) shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares, (2) shall comply with all laws, rules and regulations applicable to the ownership of stock options and stock and the exercise of stock options, including, without limitation, currency and exchange laws, rules and regulations and (3) in connection therewith, shall execute any documents which the Board or the Committee shall deem necessary or advisable in its sole discretion.

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            3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, and the satisfaction of all requirements of this Agreement related to such exercise, the Company shall deliver or cause to be delivered one or more certificates representing the number of Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.2.

            3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Shares subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such Shares not so purchased and delivered.

            3.8. Option Confers No Rights to Continued Employment; Agreement Survival. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to employment by the Company or any affiliate of the Company. The Optionee's terms of employment are pursuant to the terms of the EMPLOYMENT AGREEMENT, dated as of September 20, 2004, between STARWOOD HOTELS & RESORTS WORLDWIDE, INC. and STEVEN J. HEYER. This Agreement shall survive the termination of the Optionee's employment for any reason.

            3.9. Decisions of Board or Committee. The Board or the Committee shall have the exclusive right to resolve all questions that may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

            3.10. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Shares, the full number of Shares subject to the Option from time to time.

            3.11. Prospectus. The Optionee will be provided a copy of the Prospectus relating to the Plan, the Option and the Shares covered thereby. The Optionee agrees that he or she has reviewed the Prospectus, and fully understands his or her rights under the Plan.

            3.12. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

            4. Miscellaneous Provisions.

            4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation.


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            4.2. Meaning of Certain Terms. As used herein, the term "Legal
Representative" shall include an executor, administrator, beneficiary or person legally authorized to act on behalf of the Optionee and the term "Permitted Transferee" shall include any transferee designated pursuant to beneficiary designation procedures which may be approved by the Company.

            4.3. Successors. This Agreement shall (i) be binding upon the Company and its successors and assigns and (ii) inure to the benefit of any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

            4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Company or its designated representative at corporate headquarters in White Plains, New York,
Attention: Human Resources, or such other address specified by the Company, and if to the Optionee, to the address set forth for the Optionee on the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

            4.5. Reform by Court or Severability. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

            4.6. Amendment; Waiver. No provision of this Agreement may be amended or waived unless agreed to in writing and signed by the Executive Vice President-Human Resources of the Company. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

            4.7. Governing Law. The Option and this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

            4.8 Personal Data. By accepting the Award, Participant has voluntarily consented to the collection, use, processing and transfer of personal data about Participant,

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including Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, details of the Award for the purpose of managing and administering the Plan ("Data"). Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant's participation in the Plan, and Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting Company in the implementation, administration and management of the Plan.

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                /s/ David Norton

          By: David Norton, Executive Vice President, Human Resources



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